                                                                Exhibit D-1


                         BEFORE THE
                  PUBLIC SERVICE COMMISSION
                         OF MARYLAND


In the matter of the application               )
of The Potomac Edison Company,                 )
dba   Allegheny  Power  for  authority         )     Case  No. ____________
to issue up to $200 million of debt securities )




                          PETITION

           The  Petition  of  The  Potomac  Edison  Company,  dba

Allegheny Power ("Applicant") respectfully shows:

     1.   Applicant is a Maryland and Virginia corporation and  a

          public  service company subject to the jurisdiction  of

          the  Commission as fully appears in former  proceedings

          before the Commission.

     2.   Applicant requests authority through December 31, 2002,

          if  market conditions warrant, to issue and sell up  to

          $200   million  aggregate  principal  amount  of  first

          mortgage  bonds (the New Bonds), secured  or  unsecured

          medium  term  notes  (the Notes), unsecured  debentures

          (the  Debentures),  pollution control  or  solid  waste

          disposal  revenue notes (the Revenue Notes),  or  other

          debt  securities in any combination,  in  one  or  more

          series  (collectively the Debt Securities).  The  total

          amount  of  the Debt Securities to be issued  will  not

          exceed $200 million (or its equivalent, based upon  the

          exchange  rate  on the applicable trade  date  in  such

          foreign  or  composite currencies  as  Applicant  shall

          designate at the time of issuance.).

     3.   It is difficult to determine, under present debt market

          conditions,  whether it would be more advantageous  for

          Applicant  to  sell  first mortgage bonds,  secured  or

          unsecured  medium  term  notes,  unsecured  debentures,

          pollution control or solid waste disposal revenue notes

          or  other  debt securities. Applicant desires  to  have

          available   sufficient  flexibility   to   adjust   its

          financing  program to developments in  the  market  for

          debt  securities when and as they occur,  in  order  to

          obtain  the best possible price or prices and  interest

          rate or rates for the Debt Securities.

     4.   The annual interest rate to be borne by each series of Debt

          Securities, the price to be paid to Applicant (which shall not be less than 98% and shall not exceed 101.75% of principal amount),

          and the compensation to be paid to the underwriters, will be determined at the time of issuance.  Applicant will sell the Debt

          Securities from time to time through underwriters, dealers or agents and/or directly to other purchasers in either negotiated or competitively bid transactions.  The applicable Prospectus

          Supplement or Pricing Supplement will set forth the purchase price of the Debt Securities offered and the proceeds to

          Applicant from such sale, any underwriting, discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular Debt Securities.  The Debt Securities may also be offered and sold by Applicant directly or through agents

          designated by Applicant from time to time.  Any agent involved in the offer or sale of Debt Securities in respect of which the

          Prospectus Supplement or Pricing Supplement is delivered will be named in, and any commissions payable by Applicant to such agent will be set forth in, the applicable Prospectus Supplement or

          Pricing Supplement.

     5.   The interest rate and the price to be paid to Applicant

          may  be fixed or floating and will be determined at the

          time  of  issuance. Applicant will not, without further

          order of the Commission, proceed to issue and sell Debt

          Securities  with  interest  rates  greater   than   the

          following:

          a)   for the New Bonds and the Notes with a maturity of

               ten  years of less, not to exceed 125 basis points

               above  the  yield  to maturity  on  United  States

               Treasury Notes of comparable maturity at the  time

               of pricing;

          b)   for the New Bonds and Notes with a maturity of more than ten years, not in excess of 200 basis points above the yield to maturity on United States Treasury Bonds of comparable maturity at the time of pricing;

          c)   for the Debentures with a maturity of ten years or less, not to exceed 175 basis points above the yield to maturity on United

               States Treasury Notes of comparable maturity at the time of pricing;

          d)   for the Debentures with a maturity of more than ten years,

               not in excess of 225 basis points above the yield to maturity on

               United States Treasury Bonds of comparable maturity at the time of pricing; and

          e)   for the Revenue Notes, no greater than the interest rates on the pollution control or solid waste disposal revenue notes they replace.

     6.   The Debt Securities will be issued in one or more series,

          with maturity and call provisions, if any, to be determined at the time of issuance.

     7.   If the Debt Securities are first mortgage bonds or secured medium term notes, they will be issued under and secured,

          together with the Applicant's presently outstanding First

          Mortgage Bonds, and any bonds of other series hereafter

          authorized and issued, by the Indenture dated as of October 1,

          1944 between Applicant and The Chase Manhattan Bank, as Trustee,

          and Thomas J. Foley, as Individual Trustee, as heretofore

          supplemented and amended, and under an indenture supplemental thereto. If the Debt Securities are unsecured medium term notes or debentures, they will be issued subject to an indenture between Applicant and The Bank of New York, as Trustee, dated as of May 31, 1995.

     8.   Applicant may use all or a part of the net proceeds of the

          Debt Securities to be issued for the redemption of or tender for certain bonds, redemption of or tender for pollution control or solid waste disposal notes, redemption of or tender for certain series of preferred stock, or redemption of or tender for

          Quarterly Income Debt Securities (QUIDS).

     9.   If the Debt Securities are pollution control notes, they

          will be for refunding purposes only.  They will be for the same dollar amount and will replace the currently outstanding notes issued with respect to the series of bonds to which they

          correspond.  The notes will support the issuance of a series of tax exempt pollution control or solid waste disposal bonds by the

          County Commission of the particular County.  The tax-exempt revenue bonds that may be refinanced are the Greene County, PA

          6.30% Series A, due 2002 with the principal amount outstanding of

          $4 million and a call price of 100; the Pleasants County, WV

          6.30% Series A, due 2007 with the principal amount outstanding of

          $30 million and a call price of 100; the Pleasants County, WV

          6.15% Series C, due 2015 with the principal amount outstanding of

          $21 million and callable after May 1, 2005; the Harrison County,

          WV  6-7/8% Series A, due 2022 with the principal amount

          outstanding of $6.55 million and callable after April 15, 2002;

          the Harrison County, WV 6-1/4% Series B, due 2023 with the principal amount outstanding of $13.99 million and callable after

          May 1, 2003; the Harrison County, WV 6-3/4% Series C, due 2024

          with the principal amount outstanding of $11.56 million and callable after August 1, 2004; and the Monongalia County, WV

          5.95% Series B, due 2013 with the principal amount outstanding of

          $8.6 million and callable after April 1, 2003.

     10.  The  First  Mortgage  Bonds that  may  be  redeemed  by optional call provision or by tender offer are  the  5-

          7/8%  series  issued in 1993 and due in 2000  with  the

          principal amount outstanding of $75 million  and  a  no

          call to maturity; the 8% series issued in 1991 and  due

          in  2006 with the principal amount outstanding  of  $50

          million  and a call price of 103.97; the 8-7/8%  series

          issued  in  1991  and  due in 2021 with  the  principal

          amount  outstanding of $50 million and a no call  until

          after August 1, 2001; the 8% series issued in 1992, due

          in  2022 with the principal amount outstanding  of  $55

          million and a no call until after December 1, 2002; the

          7-  3/4%  series issued on 1993, due in 2023  with  the

          principal amount outstanding of $45 million  and  a  no

          call until after February 1, 2003; the 8% series issued

          in   1994,  due  in  2024  with  the  principal  amount

          outstanding  of $75 million and a no call  until  after

          June 1, 2004; the 7-5/8% series issued in 1995, due  in

          2025  with  the  principal amount  outstanding  of  $80

          million and a no call until after May 1, 2005 and the 7-

          3/4%  series  issued  in 1995, due  in  2025  with  the

          principal amount outstanding of $65 million  and  a  no

          call until after May 1, 2005.

     11.  The  series of cumulative preferred stock that  may  be redeemed  are the 3.60% series issued in 1946 with  the

          principal   amount   outstanding  of   $6.378   million

          representing 63,784 shares with a current call price of

          $103.75 and the $5.88 series C issued in 1967 with  the

          principal    amount   outstanding   of   $10    million

          representing 100,000 shares with a current  call  price

          of $102.85.

     12.  The  Quarterly Income Debt Securities (QUIDS) that  may be  redeemed  by  tender offer are the 8%  Series,  due

          2025 with a principal amount outstanding of $40 million

          and callable after July 1, 2000 at a call price of 100%

          of the amount redeemed.

     13.  Applicant represents that it will not redeem or tender for its outstanding securities unless the estimated

          present value savings derived from the difference

          between interest payments on a new issue of Debt

          Securities and those securities refunded is on an after-

          tax basis greater than the estimated present value of

          all redemption, tendering and issuing costs, assuming

          an appropriate discount rate. Such discount rate will

          be based on meeting Applicant's long-term capital

          structure goals, with appropriate adjustments for

          income taxes.

     14.  Applicant  may  also use all or a portion  of  the  net proceeds  of the Debt Securities to be issued  for  the

          reimbursement  of monies (not secured  by  or  obtained

          from  the issuance of stocks, bonds, securities,  notes

          or other evidences of indebtedness, payable in whole or

          in  part  more  than twelve months after  the  date  of

          issuance) expended by Applicant for the acquisition  of

          property  and  the construction, completion,  extension

          and  improvement of its facilities, within  five  years

          next prior to the filing of the Petition. Applicant has

          kept its accounts and vouchers of such expenditures  so

          as  to enable the Commission to ascertain the amount of

          money  so  expended  and the purposes  for  which  such

          expenditures  were  made.  A statement  of  Applicant's

          unreimbursed  expenditures for the past five  years  is

          set forth on attached Exhibit No. 1.

     15.  Applicant  files as a part hereof the direct  testimony

          and   exhibits  of  Nancy  L.  Campbell  detailing  the

          proposed transactions.

     16.  A  statement of the financial condition of Applicant is set forth on attached Exhibit No. 2.

     17.  Appended  hereto is an affidavit by three directors  of

          Applicant   showing  that  it  is  the   intention   of

          Applicant,  in good faith, to use the proceeds  of  the

          Debt  Securities proposed to be issued for the purposes

          set forth in this Petition.

       WHEREFORE,   Applicant  prays  that  the  Public   Service

Commission  of Maryland, by its order, authorize the issuance  by

Applicant  of  additional Debt Securities as set  forth  in  this

Petition and take such further action in the premises as  may  be requisite.

                              Respectfully submitted,

                              The Potomac Edison Company
                              dba Allegheny Power

                         By:        /s/   Michael P. Morrell
                                   Michael P. Morrell
Counsel:                           Vice President


/s/ Philip J. Bray
Philip J. Bray, Esq.
The Allegheny Power Building
10435 Downsville Pike
Hagerstown, Maryland 21740-1766
(301) 790-6283

Dated: October 6, 1997

                AFFIDAVIT OF THREE DIRECTORS



State of Maryland        )
                         ) ss:
County of Washington     )


      I  HEREBY  CERTIFY that on this 6th day  of  October,  1997 before  me,  the  subscriber, a Notary Public  of  the  State  of

Maryland,   in  and  for  the  County  of  Washington  aforesaid,

personally appeared Peter J. Skrgic, Michael P. Morrell and  Alan

J.  Noia,  three of the directors of The Potomac Edison  Company,

dba  Allegheny Power ("Applicant"), and made oath in due form  of law that they are the directors of Applicant; that they have read the foregoing Petition; and that is the intention of Applicant in good faith to use the proceeds of the Debt Securities proposed to be issued for the purposes set forth in said Petition.

      Witness my hand and notarial seal, the day and year last above written.

                                        /s/ Patti M. Sowers
                                        Patti M. Sowers
                                        Notary Public


My commission expires:   December 1, 1998.

                          AFFIDAVIT


State of Maryland        )
                         )  ss:
County of Washington     )




     I  HEREBY  CERTIFY  that on this 6th day  of  October,  1997 before  me,  the  subscriber, a Notary Public  of  the  State  of

Maryland,  in  and  for  the  County  of  Washington,  personally appeared  Nancy  L.  Campbell, Treasurer of  The  Potomac  Edison

Company dba Allegheny Power ("Applicant"), and made oath and  due form  of law that the matters and facts set forth in the Petition including her direct testimony and exhibits are true to the  best of her knowledge, information and belief.

     Witness my hand and notarial seal, the day and year last above written.

                                        /s/ Patti M. Sowers
                                        Patti M. Sowers
                                        Notary Public


My commission expires:  December 1, 1998.

                                                                     EXHIBIT
                                                                      No. 1

                      THE POTOMAC EDISON COMPANY

                Statement of Unreimbursed Expenditures


The  proceeds  (less  expenses of  issuance),  will  be  used  to reimburse  the  treasury  of  the Applicant  in  part  for  money expended  from income and from other monies in its treasury,  not capitalized,  with  respect to which the following  statement  is furnished:

(1)            The expenditures to be reimbursed over the period:

               October 1, 1992 through December 18, 1993 (inclusive).

 2)            The purposes of the expenditures to be reimbursed:

               For  the  acquisition of property and for the  construction,

               completion, extension and improvement of the electric  light and power facilities of the applicant.

(3)            The amount of expenditures (gross capital charge)

               and  all credits to capital account within the period  above stated:

               Total expenditures (gross capital charge)      $  213,746,570

               Total credits to capital account                   13,117,915

               Balance not yet capitalized                    $  200,628,655

(4)    The   primary  accounts  to  which  the  expenditures   or

retirements were charged or credited:


Accounts 101, 105, 106 & 107 Electric Plant     Additions         Retirements

  Production  Plant                             $  18,863,716     $  5,970,098
  Transmission Plant                               14,980,044        1,278,419
  Distribution Plant                               65,169,627        5,525,506
  General Plant                                     7,443,586          343,890
  Construction  workin Progress                   107,289,595            -
  Electric Plant Held for Future Use                        0      _____ -____
              TOTAL                             $ 213,746,568     $ 13,117,913

                                                               Exhibit No. 2

                 THE POTOMAC EDISON COMPANY

              STATEMENT OF FINANCIAL CONDITION

                        June 30, 1997

Filed herewith as an exhibit to Amendment 3, Item 2, Exhibit  D-4
(Potomac  Edison's Application to the Virginia State  Corporation
Commission).

                                                                   Schedule A

            AVERAGE PRINCIPAL  AND RATE ANALYSIS

                    01/01/96  -  01/01/97

THE POTOMAC EDISON COMPANY

Filed herewith as an exhibit to Amendment 3, Item 2, Exhibit  D-4
(Potomac  Edison's Application to the Virginia State  Corporation
Commission).

                                                                   Schedule B

                 THE POTOMAC EDISON COMPANY

                     STATEMENT OF INCOME

            FOR PERIOD ENDED JUNE 30, 1997 ($000)


Filed herewith as an exhibit to Amendment 3, Item 2, Exhibit  D-4
(Potomac  Edison's Application to the Virginia State  Corporation
Commission).

                                                                 Schedule C

                 THE POTOMAC EDISON COMPANY
                   BALANCE SHEET ($000's)


Filed herewith as an exhibit to Amendment 3, Item 2, Exhibit  D-4
(Potomac  Edison's Application to the Virginia State  Corporation
Commission).

                         BEFORE THE
                  PUBLIC SERVICE COMMISSION
                         OF MARYLAND


IN THE MATTER OF THE APPLICATION OF     )
THE POTOMAC EDISON COMPANY,             )
dba ALLEGHENY POWER FOR AUTHORITY       )
TO ISSUE UP TO $200 MILLION OF          )         CASE NO. __________
OF DEBT SECURITIES                      )



                DIRECT TESTIMONY AND EXHIBITS

                             OF

                      NANCY L. CAMPBELL



           THE POTOMAC EDISON, dba ALLEGHENY POWER



October 6, 1997

                         TABLE OF CONTENTS
               Prepared Testimony of Nancy L. Campbell




                                     DESCRIPTION                       PAGE


       A.          INTRODUCTION                                         1

       B.          PURPOSE AND OUTLINE                                  1

       C.          SUMMARY                                              1

       D.          EXHIBIT LIST                                         2

       E.          DISCUSSION                                           2

                     1.   The Proposed Debt Securities Financing        2

                     2.   The Approvals Required                        5

                     3.   Use of Proceeds                               5

                     4.   Applicant's Financial Condition               7

                     5.   Effect on Capital Structure                   8

                     6.   Expenses                                      8

       F.          CONCLUSIONS                                          9


       G.          RESPONSIBILITIES AND QUALIFICATIONS                  9

     A.  INTRODUCTION
Q.   Please   state   your   name,  address,   position   including   its

     duties,      and      your     educational     and      professional

     qualifications.

A.   My   name  is  Nancy  L.  Campbell.   My  business  address  is  The

     Potomac   Edison   Company   Building,   10435   Downsville    Pike,

     Hagerstown,   Maryland   21740-1766.   I   am   Treasurer   of   The

     Potomac   Edison   Company,  dba  Allegheny   Power   ("Applicant").

     My   duties,   educational   background,  professional   credentials

     and work experience are included at the end of my testimony.

                    B.  PURPOSE AND OUTLINE

Q.   What is the purpose of your testimony?

A.   My   testimony   will  describe  our  request   for   authority   to

     issue,   prior   to   December  31,  2002,  not   more   than   $200

     million  of  additional  debt  securities  consisting  of   one   or

     more   of   the   following:    First  Mortgage   Bonds   (the   New

     Bonds);   secured  or  unsecured  medium  term  notes  (the  Notes);

     pollution  control  or  solid  waste  disposal  revenue  notes  (the

     Revenue   Notes);   unsecured  indebtedness  (the   Debentures)   or

     any   combination  thereof.   Collectively  I  shall  refer  to  the

     New   Bonds,  the  Notes,  the  Revenue  Notes  and  the  Debentures

     as the Debt Securities.

Q.   Please   outline  the  testimony  you  plan  to  present   in   this

     case.

A.   I will testify to:

          1.   The Proposed Debt Securities Financing

          2.   The Approvals Required

          3.   Use of Proceeds

          4.   Applicant's Financial Condition

          5.     Effect   of   the   Proposed   Financings   on   Capital

          Structure

          6.   Expenses

                          C.  SUMMARY

Q.   Please summarize your testimony.

A.   Applicant  is  filing  a  petition  under  Sections  65(a)(iii)  and

     65(a)(v)   of   the  Public  Service  Commission  Law  and   Section

     20.07.04.02   of   COMAR  for  authority  to  issue   up   to   $200

     million  of  additional  Debt  Securities.   The  proceeds  of   the

     Debt    Securities   will   be   used   to   discharge   or   refund

     obligations   and/or  to  reimburse  Applicant   for   monies   (not

     secured   by   or   obtained   from  the   issuance   of   long-term

     securities)    expended   within   the   past   five    years    for

     acquiring    property,   constructing   facilities   and   refunding

     obligations.   The  financing  will  permit  the  Company  to  raise

     cash   for  general  business  purposes  and  will  be  accomplished

     with    minimal    cost   to   the   Company's    customers.     The

     Commission's   approval   of   Applicant's   petition    in    these

     matters is in the public interest.

                        D.  EXHIBIT LIST

Q.   Have  you  prepared  or  had  prepared  any  exhibits  to  accompany your direct testimony?

A.   Yes.   I  have  prepared  and  am sponsoring  exhibits  labeled  for convenience as NLC-1 through NLC-4 as follows:

               NLC-1   -   The Company's  Petition filed in this case.

               NLC-2   -   Statement of Unreimbursed Expenditures

               NLC-3   -   Statement of Financial Condition

               NLC-4   -   1997 Debt Financing - Effect on Capital Structure

                         E.  DISCUSSION

           1.  The Proposed Debt SecuritiesFinancing

Q.   Are   you   familiar  with  Applicant's  proposed  debt   financings

     which are the subject of this proceeding?

A.   Yes,   I   am.    My  exhibit  NLC-1  is  the  Petition   filed   by

     Applicant to institute this proceeding.

Q.   Please describe the Debt Securities financing briefly.

A.   Applicant   requests  authority  through  December  31,   2002,   if

     market   conditions  warrant,  to  issue  up  to  $200  million   of

     New   Bonds,   Notes,   Revenue  Notes,  or   Debentures,   or   any

     combination   thereof,   in   one   or   more   series.    Applicant

     desires   to  have  available  sufficient  flexibility   to   adjust

     its   financing  program  and  choose  the  type  of  debt  security to  be  issued  to  take  advantage of developments  in  the  market

     for   debt   securities  when  and  as  they  occur,  in  order   to

     obtain the best possible price or prices for the new debt.

     The  timing  and  type  of  security to be  issued  will  depend  on

     a    determination   by   Applicant   of   the   market   conditions

     expected   to  prevail  through  the  maturity  of  the  securities.

     Applicant's   objective  is  to  achieve  the  necessary   financing

     at the overall lowest cost to the benefit of its customers.

            The   Debt  Securities  will  be  issued  in  one   or   more

     series,   with  maturity  and  call  provisions,  if  any,   to   be

     determined  at  the  time  of  issuance.   The  interest  rate   and

     price  to  be  paid  by  Applicant may  be  fixed  or  floating  and

     will   be   determined   at   the  time   of   issuance.    However,

     Applicant  will  not,  without  further  order  of  the  Commission,

     proceed   to  issue  and  sell  the  Debt  Securities  at   interest

     rates greater than as follows:

     a)   for  the  New Bonds and the Notes with a maturity of ten  years or  less,  not  to exceed 125 basis points above the  yield  to maturity on United States Treasury Notes of comparable maturity at the time of pricing;

     b)   for  the  New Bonds and Notes with a maturity of more than  ten years,  not  in excess of 200 basis points above the  yield  to maturity on United States Treasury Notes of comparable maturity at the time of pricing;

     c)   for  the  Debentures with a maturity of ten years or less,  not to exceed 175 basis points above the yield to maturity on United

          States  Treasury Notes of comparable maturity at  the  time  of pricing;

     d)   for  the  Debentures with a maturity of more  than  ten  years,

          not in excess of 225 basis points above the yield to maturity on

          United States Treasury Notes of comparable maturity at the time of pricing; and

     e)   for  the  Revenue Notes, no greater than the interest rates  on the pollution control or solid waste disposal revenue notes they replace.

Q.   Describe   the  procedure  and  state  the  terms  upon  which   the

     Applicant proposes to issue the Debt Securities.

A.   The  Company  will  sell  the  Debt Securities  from  time  to  time

     through   underwriters,  dealers  or  agents  and/or   directly   to

     other   purchasers   in  either  negotiated  or  competitively   bid

     transactions.     Any    Debt    Securities    acquired    by    any

     underwriters  will  be  acquired  by  such  underwriters  for  their own  account  and  may  be  resold from  time  to  time  in  one  or

     more   transactions,   including  negotiated  transactions,   at   a

     fixed  public  offering  price,  at  market  prices  prevailing   at

     the  time  of  sale  or  at varying prices determined  at  the  time

     of  sale.   The  underwriter  or  underwriters  with  respect  to  a

     particular  underwritten  offering  of  Debt  Securities   will   be

     named   in   the   Prospectus  Supplement  or   Pricing   Supplement

     relating   to  such  offering  and,  if  an  underwriting  syndicate

     is   used,  the  managing  underwriter  or  underwriters   will   be

     set  forth  on  the  cover  page of such  Prospectus  Supplement  or

     Pricing   Supplement.   The  applicable  Prospectus  Supplement   or

     Pricing  Supplement  will  also set  forth  the  purchase  price  of

     the   Debt   Securities  offered  and  the  proceeds  to   Applicant

     from   such  sale,  any  underwriting  discounts  and  other   items

     constituting   underwriters'  compensation,   any   initial   public

     offering   price  and  any  discounts  or  concessions  allowed   or

     reallowed  or  paid  to  dealers and other  specific  terms  of  the particular Debt Securities.

            The   Debt   Securities   may  be   offered   and   sold   by

     Applicant   directly  or  through  agents  designated  by  Applicant

     from  time  to  time.   Any agent involved  in  the  offer  or  sale

     of   the   Debt   Securities  in  respect  of  which  a   Prospectus

     Supplement  or  Pricing  Supplement  is  delivered  will  be   named

     in,   and  any  commissions  payable  by  Applicant  to  such  agent will  be  set  forth  in  the  applicable Prospectus  Supplement  or

     Pricing   Supplement.    Unless   otherwise   indicated    in    the

     applicable   Prospectus  Supplement  or  Pricing  Supplement,   each

     such  agent  will  be  acting  on  a  reasonable-efforts  basis  for the period of its appointment.

            Underwriters,   dealers  and  agents  that   participate   in

     the  distribution  of  the  Debt Securities  may  be  deemed  to  be

     underwriters   and   any  discounts  or  commissions   received   by

     them  from  Applicant  and any profit on  the  resale  of  the  Debt

     Securities    by   them   may   be   deemed   to   be   underwriting

     discounts and commissions under the Securities Act.

           Underwriters,  dealers  and  agents  may  be  entitled,  under

     agreements    to    be    entered   into    with    Applicant,    to

     indemnification   against  certain  civil   liabilities,   including

     liabilities under the Securities Act.

Q.   Why  have  you  not  decided  on the  type  of  debt  securities  to be issued?

A.   Because  of  the  uncertainty  of market  conditions  and  our  cash needs  at  a  specific  time,  we  want  the  flexibility  to  chose

     the   type   of   debt  security  to  be  issued.    This   is   one

     advantage  of  a  shelf-registration  whereby  the  securities   may

     be  offered  on  a  continuous  basis  from  the  initial  effective

     date   of   the  registration.   Therefore,  it  is  proposed   that

     Applicant   decide   on   the   number   and   type   of   offerings

     depending   on  market  conditions.   We  are  requesting  authority

     to  issue  not  more  than  $200 million  of  these  securities  for

     a   definite  period  through  December  31,  2002  and   with   the

     restrictions on interest rates described above.

                  2.  The Approvals Required

Q.   What   approvals  must  be  acquired  before  the  Debt   Securities

     can be issued?

A.   The   proposed  financing  requires  the  approval  of  the   Public

     Service   Commission   of   Maryland   and   the   Virginia    State

     Corporation Commission.

                       3.  Use of Proceeds

Q.   For   what  purpose  will  Applicant  use  the  proceeds  of   these

     financings?

A.   Applicant  may  use  all  or  a part of  the  net  proceeds  of  the

     Debt  Securities  to  be  issued for the  redemption  of  or  tender

     for   certain   bonds,  redemption  of  or  tender   for   pollution

     control   or   solid   waste  disposal  notes,  redemption   of   or

     tender   for  certain  series  of  preferred  stock,  or  redemption of or tender for Quarterly Income Debt Securities (QUIDS).

            The   First   Mortgage  Bonds  that  may   be   redeemed   by

     optional   call  provision  or  by  tender  offer  are  the   5-7/8%

     series   issued  in  1993  and  due  in  2000  with  the   principal

     amount  outstanding  of  $75  million and  a  no  call  to  maturity call  price  of  100;  the  8% series issued  in  1991  and  due  in

     2006   with   the  principal  amount  outstanding  of  $50   million

     and  a
     call  price  of  103.97; the 8-7/8% series  issued  in  1991 and  due  in  2021  with  the principal amount  outstanding  of  $50

     million  and  a  no  call  until  after  August  1,  2001;  the   8%

     series  issued  in  1992,  due in 2022  with  the  principal  amount

     outstanding   of   $55   million  and  a   no   call   until   after

     December  1,  2002;  the  7-3/4%  series  issued  on  1993,  due  in

     2023   with   the  principal  amount  outstanding  of  $45   million

     and  a  no  call  until  after  February  1,  2003;  the  8%  series

     issued   in   1994,   due   in  2024  with  the   principal   amount

     outstanding  of  $75  million and a no  call  until  after  June  1,

     2004;  the  7-5/8%  series issued in 1995,  due  in  2025  with  the

     principal  amount  outstanding  of  $80  million  and  a   no   call

     until   after  May  1,  2005  and  the  7-3/4%  series   issued   in

     1995,  due  in  2025  with  the  principal  amount  outstanding   of

     $65 million and a no call price until after May 1, 2005.

          The tax-exempt revenue bonds that may be refinanced are

     the Greene County, PA 6.30% Series A, due 2002 with the

     principal amount outstanding of $4 million and a call price of 100; the Pleasants County, WV 6.30% Series A, due 2007

     with the principal amount outstanding of $30 million and a call price of 100; the Pleasants County, WV 6.15% Series C,

     due 2015 with the principal amount outstanding of $21

     million and callable after May 1, 2005; the Harrison County,

     WV 6-7/8% Series A, due 2022 with the principal amount

     outstanding of $6.55 million and callable after April 15,

     2002; the Harrison County, WV 6-1/4% Series B, due 2023 with the principal amount outstanding of $13.99 million and

     callable after May 1, 2003; the Harrison County, WV 6-3/4%

     Series C, due 2024 with the principal amount outstanding of

     $11.56 million and callable after August 1, 2004; and the

     Monongalia County, WV 5.95% Series B, due 2013 with the

     principal amount outstanding of $8.6 million and callable

     after April 1, 2003.

          The series of cumulative preferred stock that may be

     redeemed are the 3.60% series issued in 1946 with the

     principal amount outstanding of $6.378 million representing

     63,784 shares with a current call price of $103.75 and the

     $5.88 series C issued in 1967 with the principal amount

     outstanding of $10 million representing 100,000 shares with a current call price of $102.85.

          The Quarterly Income Debt Securities (QUIDS) that may

     be redeemed by optional call provision or tender offer are the 8% Series, due  2025 with a principal amount outstanding of $40 million and callable after July 1, 2000 at a call

     price of 100% of the amount redeemed.

     Applicant  represents  that  it  will  not  redeem  or  tender   for

     its    outstanding   securities   unless   the   estimated   present

     value    of   savings   derived   from   the   difference    between

     interest   payments   on  a  new  issue  of  Debt   Securities   and

     those   securities  refunded  is  on  an  after-tax  basis   greater

     than    the    estimated   present   value   of   all    redemption,

     tendering    and    issuing   costs,   assuming    an    appropriate

     discount  rate.   Such  discount  rate  will  be  based  on  meeting

     Applicant's     long-term    capital    structure    goals,     with

     appropriate adjustments for income taxes.

Q.   For   what   other  purposes  could  Applicant  use   the   proceeds

     from this financing?

A.   Applicant   could  use  all  or  a  portion  of  the  net   proceeds

     derived   from  the  issuance  and  sale  of  the  Debt   Securities

     for   the   purpose   of  reimbursing  Applicant  for   expenditures

     made   for   the  acquisition  of  property  and  the  construction,

     completion  and  extension  of  its  facilities  within   the   five

     years next prior to the filing of the Petition.

            Exhibit  NLC-2  shows  that  between  October  1,  1992   and

     December  18,  1993,  Applicant  for  the  acquisition  of  property

     and   the   construction,  completion,  extension  and   improvement

     of   its   facilities,   had  incurred  $213,746,570.19   in   gross

     capital   charges  and  credited  against  accounts   $13,117,914.84

     which     leaves    a    balance    not    yet    capitalized     of

     $200,628,655.35.      A    detailed    listing     by     functional

     classification of accounts is a part of the exhibit.

           The  period  of  time  covered by  the  exhibit  falls  within the  five  year  requirement  of  Section  65(a)(v)  of  the  Public

     Service Commission Law.

               4.  Applicant's Financial Condition

Q.   Please describe Applicant's financial condition.

A.   Exhibit    NLC-3    is    Applicant's   statement    of    financial

     condition  for  the  twelve  (12)  month  period  ended   June   30,

     1997.    This  exhibit  was  prepared  in  accordance  with   COMAR,

     Section   20.07.04.01  and  sets  forth  as  of   June   30,   1997,

     amount   and  classes  of  stock  authorized,  amount  and   classes

     of  stock
    issued,  terms  of preference  of  all  preferred  stock,

     a   brief   description  of  Potomac's  mortgage,  the  number   and

     amount   of   bonds   authorized  and  issued  and   interest   paid

     thereon   during  the  preceding  fiscal  year,  other  indebtedness of  all  kinds,  interest  paid  during  the  previous  fiscal  year

     on   other  indebtedness,  and  the  amount  of  dividends  paid  on

     each   class   of   stock   during   the   previous   fiscal   year,

     detailed   statements  of  income  for  the  twelve   month   period

     ended  June  30,  1997  and Applicant's balance  sheet  as  of  June

     30, 1997.

            There   has   been  no  material  change  in  the   financial

     condition  of  Applicant  since  June  30,  1997  which  is  not  in the ordinary course of business.

               5.  Effect on Capital Structure

Q.   Have    you   determined   the   effect   on   Applicant's   capital

     structure  of  the  proposed issuance  of  up  to  $200  million  of

     Debt Securities?

A.   Yes.    Exhibit  NLC-4  sets  forth  a  comparison  of   Applicant's

     capitalization  ratios  as  of  June  30,  1997,   and   shows   the

     effect   of   the   issuance  of  up  to  $200   million   of   Debt

     Securities  applied  for  in  this  case.   The  dollar  amounts  of

     the   actual  capitalization  are  taken  from  Exhibit  NLC-3,  the

     Statement of Financial Condition.

           The  exhibit  shows  that  as of June  30,  1997,  Applicant's

     capital   structure   ratios  were  46.2  percent   long-term   debt

     (i.e.   excluding   short-term   notes),   1.2   percent   preferred

     stock  and  52.6  percent  common  equity.   Assuming  the  issuance

     by   Applicant   of   up   to  $200  million  of   Debt   Securities

     applied   for  in  this  case,  the  pro  forma  capital   structure

     ratios   become   53.1   percent   long-term   debt,   1.1   percent

     preferred stock and 45.8 percent common equity.

                          6.  Expenses

Q.   What  expenses  do  you  foresee  in connection  with  the  proposed issuance of the Debt Securities?

A.   The   total   expenses  of  the  issuance  of  the  Debt  Securities

     applied  for  in  this  case are estimated  to  be  $320,992.   This

     estimate is comprised of the following expenses and fees:

     Independent Accountants                      $     48,000

     Legal Fees                                        100,000

     Printing Expenses                                  90,000

     Trustees' Fees and Expenses                        17,500

     Blue Sky Fees                                       1,000

     SEC Registration Fee                               40,492

     Bond Rating Fees                                   15,000

     Recordation Fees, Taxes and Miscellaneous           9,000

     TOTAL                                          $  320,992

Q.   What  will  be the effect on customers of the cost of  issuing the additional Debt Securities applied for in this case?

A.   The  expenses of issuing the Debt Securities will be amortized over the life of the Debt Securities.  The effect on customers will be minimal.

                        F.  CONCLUSIONS

Q.   Ms. Campbell, what conclusions, if any, do you have concerning

     Applicant's request in this case?

A.   I believe our proposal meets previously established Commission

     criteria  and is in the best interests of our customers.   The

     flexibility requested is similar to that granted in  Case  No.

     8265,  which  enabled us to issue intermediate bonds  to  take advantage  of market conditions making their rates  relatively lower  than long-term issues.  The Debt Securities  will  give

     Applicant  needed financial flexibility to take  advantage  of changing market conditions to the benefit of our customers.

             G.  RESPONSIBILITIES AND QUALIFICATIONS

Q.   Please  describe  your  duties,  educational  background   and

     professional qualifications.

A.   I am Treasurer of The Potomac Edison Company.  As Treasurer, I

     am  responsible  for handling Applicant's cash resources,  the budgeting,  collection, deposit and custody of cash,  and  the financing  by  loans, stock and bond issues to meet  the  cash requirements of Applicant.

     I  graduated from the University of Pittsburgh in 1982 with  a

     B.A. degree in Economics.

The following exhibits are incorporated by reference to parts of this Exhibit D-1:


Exhibit NLC-1     Potomac Edison's Petition for Authority to  Issue
                  up  to  $200 Million of Debt Securities.


Exhibit NLC-2     Potomac   Edison's  Statement  of   Unreimbursed
                  Expenditures is incorporated herein from Exhibit No. 1.


Exhibit NLC-3     Potomac Edison's Statement of Financial Condition
                  is incorporated herein from Exhibit No 2.



Exhibit NLC-4     Potomac Edison's 1997 Debt Financing  Effect  on
                  Capital Structure, June 30, 1997, is incorporated herein from an exhibit to Exhibit D-4 (Potomac Edison's
                  Application to the Virginia State Corporation
                  Commission).